Third Quarter 2025 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) November 5, 2025 The properties above are not representative of all transactions. The information provided herein is as of September 30, 2025 unless otherwise noted.

Third Quarter 2025 Highlights

CMTG | CLAROS MORTGAGE TRUST

Financial

- GAAP net loss of $9.5 million, or $0.07 per share; distributable loss of $21.5 million, or $0.15 per share; and distributable earnings prior to realized gains and losses of $5.9 million, or $0.04 per share [1]
- Provision for CECL reserves of $24.2 million, or $0.17 per share, for the quarter
- Book value of $12.24 per share
- REO investments generated distributable earnings prior to gains and losses of $0.01 per share for the quarter, net of financing costs

Loan and REO Portfolio Resolutions

- **Loan resolutions year-to-date of $2.2 billion of UPB and partial loan repayments of $80.8 million of UPB** [2, 9]
- Loan resolutions during the quarter: $716.0 million of UPB [2, 9]
  - One full repayment: $167.6 million of UPB
  - One discounted payoff: $390.0 million of UPB [2], *watchlist loan*
  - Two mortgage foreclosures: $158.4 million of UPB [2], *watchlist loans collateralized by multifamily properties in Dallas MSA*
- REO resolutions during the quarter:
  - Mixed-use REO: $13.8 million of gross proceeds related to sales of two floors of office space
- Resolutions subsequent to quarter end:
  - One full repayment: $136.5 million of UPB
  - One loan sale: $30.0 million of UPB [2], *classified as held-for-sale as of quarter end*
  - Mixed-use REO: $12.2 million of gross proceeds related to sale of signage component

Loan Portfolio [3,7]

- $4.3 billion loan portfolio, of which 97% are floating-rate and 97% are senior loans [4, 5, 14]
- Loans with a risk rating of 4 or 5 were 44% of the loan portfolio ($2.1 billion of UPB, 17 loans) as of September 30, 2025, compared to 48% of the loan portfolio ($2.6 billion of UPB, 20 loans) as of June 30, 2025 [3, 4]
- CECL reserves of $307.7 million on loans receivable, or $2.15 per share as of quarter end
  - Approximates 6.8% of UPB at September 30, 2025, comprised of (i) specific reserves of 17.2% on UPB of risk rated 5 loans and (ii) general reserves of 3.9% on UPB (9.9% on UPB of risk rated 4 loans and 1.3% on UPB of remaining loans)

Liquidity and Capitalization

- At September 30, 2025:
  - Total liquidity increased to $353 million, including $340 million of cash [6]
  - Unencumbered assets of $502 million, consisting of $398 million of loan UPB (including a $30 million loan classified as held-for-sale) and $104 million of REO carrying value
  - Net unfunded loan commitments decreased to $105 million, with the remaining balance representing primarily “good news” funding for the lease-up of currently vacant space
  - Outstanding financings decreased by $376 million during the quarter, including $52 million of deleveraging payments
  - **Net debt / equity ratio decreased to 1.9x and total leverage ratio decreased to 2.4x** [7, 8]
- **At November 4, 2025, total liquidity of $385 million, including $369 million of cash** [6]

See Endnotes in the Appendix.

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2025 EARNINGS SUPPLEMENT
PAGE 1

Loan Portfolio Overview Key Portfolio Metrics 9, 10 September 30, 2025 June 30, 2025 Loan Portfolio 4 $4.3Bn $5.0Bn Total Loan Commitments 12 $4.9Bn $5.6Bn Number of Loans 37 42 Adjusted LTV 11 74.6% 74.8% Average Commitment Size $132MM $134MM Weighted Average All-In Yield 13 6.7% 7.0% Floating Rate Loans 4 97% 98% Senior Loans 4, 14 97% 98% See Endnotes in the Appendix. 15 Collateral Diversification 4, 9, 10 Geographical Diversification 4, 9, 10 9/30/25 6/30/25 9/30/25 6/30/25

($ amounts in millions)       Region Exposure by Carrying Value and as a % of Total Carrying Value 4, 9 Collateral Type Number of Loans Carrying Value 4 % of Total Carrying Value West Northeast Mid Atlantic Southeast Southwest Midwest Other Multifamily 14 $1,909 44% $1,033 / 24% - $266 / 6% - $319 / 7% $291 / 7% - Hospitality 5 $815 19% $446 / 10% $309 / 7% - $60 / 1% - - - Office 7 $789 18% $254 / 6% $150 / 3% - $260 / 6% - $125 / 3% - Mixed-use 15 3 $310 7% - $224 / 5% - $86 / 2% - - - Land 3 $275 6% - $155 / 4% $120 / 3% - - - - Other 5 $248 6% - $131 / 3% $78 / 2% - - - $39 / 1% Total 4, 9 37 $4,347 100% $1,733 / 40% $971 / 22% $464 / 11% $406 / 9% $319 / 7% $416 / 10% $39 / 1% Loan Portfolio Overview (cont’d) See Endnotes in the Appendix. Totals may not foot due to rounding.

Total available liquidity increased by $283 million since year end, from $102 million at December 31, 2024 to $385 million at November 4, 2025 In 2025, we have deleveraged the portfolio by $317 million, with $52 million occurring during the quarter and $42 million occurring after quarter end Liquidity Overview 12/31/24 9/30/25 11/4/25 Total Available Liquidity ($ in millions) Cash and Cash Equivalents Approved and Undrawn Credit Capacity 6 See Endnotes in the Appendix.

12/31/22 12/31/23 12/31/24 9/30/25 Unfunded Loan Commitments b Unfunded loan commitments have declined from $1.9 billion at December 31, 2022 to $348 million at September 30, 2025, representing a reduction of ~82% Over the same period, our projected net equity to be funded has declined from $685 million to $105 million, representing a reduction of ~85%, and is primarily for “good news” funding for the lease-up of currently vacant space Unfunded Loan Commitments and Source of Funds 16 ($ in millions) Expected or In-Place Financings Equity Expected to be Funded Not Expected to Fund 17 See Endnotes in the Appendix. Totals may not foot due to rounding.

Financial Overview Key Financial Metrics Q3 2025 Q2 2025 Q1 2025 2025 YTD GAAP Net Loss ($MM) Per Share $ (9.5) $ (0.07) $ (181.7) $ (1.30) $ (78.6) $ (0.56) $ (269.9) $ (1.93) Distributable Loss ($MM) 1 Per Share $ (21.5) $ (0.15) $ (110.1) $ (0.77) $ (35.7) $ (0.25) $ (167.3) $ (1.17) Distributable Earnings prior to realized gains and losses ($MM) 1 Per Share $ 5.9 $ 0.04 $ 14.8 $ 0.10 $ 11.6 $ 0.08 $ 32.3 $ 0.23 Dividends ($MM) Per Share - - - - - - - - Book Value ($MM) Per Share Adjusted Book Value per Share 11, 18 $ 1,748.8 $ 12.24 $ 13.28 $ 1,757.0 $ 12.27 $ 13.27 $ 1,934.6 $ 13.60 $ 14.64 Net Debt / Equity Ratio 7 Total Leverage Ratio 8 1.9x 2.4x 2.2x 2.6x 2.4x 2.8x During the quarter, GAAP net loss of $9.5 million, or $0.07 per share; distributable loss of $21.5 million, or $0.15 per share; and distributable earnings prior to realized gains and losses of $5.9 million, or $0.04 per share 1 See Endnotes in the Appendix. Totals may not foot due to rounding.

Book Value per Share Roll-Forward $15.17 Adjusted BV per Share 11 $13.28 Adjusted BV per Share 11 Book Value 12/31/24 Distributable Earnings Prior to Realized Gains and Losses 11 Realized Losses and Non-Cash Items RSUs and Other Book Value 9/30/25 Totals may not foot due to rounding.

Loan Resolution Activity Loan Resolution and Repayment Activity (unpaid principal balance) FY 2022 – 2025 YTD ($ in billions) $2.3 billion 2025 YTD During the quarter, resolved four loans totaling $716.0 million of UPB One full repayment: $167.6 million of UPB One discounted payoff: $390.0 million of UPB; watchlist loan, recovery of 90% Two mortgage foreclosures: $158.4 million of UPB; watchlist loans, weighted average REO value relative to loan UPB of 86% Subsequent to quarter end, resolved two loans totaling $167 million of UPB One full repayment: $136.5 million of UPB One loan sale: $30.0 million of UPB; recovery of 94% Year-to-date, resolved 18 loans totaling $2.2 billion of UPB and received $80.8 million in partial loan repayments Resolved nine watchlist loans totaling $1.1 billion of UPB

During the quarter: Two loans repaid totaling $558 million of UPB, including one watchlist loan Resolved two risk rated 5 loans through mortgage foreclosures on multifamily properties totaling $158 million of UPB Funded $33 million on existing loan commitments and received $5 million of partial loan repayments 10 Loan Portfolio Activity ($695) Net Change in UPB Total Commitments $4,866 Total Commitments $5,608 Q3 2025 – Loan Portfolio Activity ($ in millions) UPB 10 6/30/25 Fundings 10 Repayments 10 Loan Sale 10 Transfer to REO UPB 10 9/30/25 Unfunded Commitments $348 See Endnotes in the Appendix. Totals may not foot due to rounding. Unfunded Commitments $395

$ amounts in millions Number of Loans UPB Specific CECL Reserve Specific CECL Reserve (% of UPB) Anticipated REO Multifamily (CA / TX) 4 $640.3 $80.4 12.6% Office (CA / GA) 2 $179.4 $50.9 26.0% Land (VA) 1 $156.7 $36.6 Other 19 (Other) 1 $1.6 $- Total 8 $978.0 $167.9 17.2% Risk Rated 5 Loan Summary Risk rated 5 loans have a total UPB of $978 million, and an average specific CECL reserve of 17.2% After extensive discussions with the borrower, we intend to foreclose on the risk rated 5 multifamily loan with $402.3 million of UPB; as a result, 65% of total risk rated 5 UPB is secured by multifamily properties on which we expect to foreclose over the coming quarters. These loans have an average specific CECL reserve of 12.6%. The remaining risk rated 5 loans are primarily secured by office and land properties with an average specific CECL reserve of 26.0% See Endnotes in the Appendix. Totals may not foot due to rounding.

Risk Rated 4 Loan Summary $ amounts in millions Number of Loans UPB General CECL Reserve General CECL Reserve (% of UPB) Office (CA / CT / GA / WA) 4 $536.7 $57.9 10.8% Multifamily (AZ / CO) 2 $325.0 $51.0 9.1% Land (NY) 2 $154.7 Hospitality (NY) 1 $78.5 Total 9 $1,094.9 $108.9 9.9% Risk rated 4 loans have an average general CECL reserve of 9.9% Remaining risk rated 3 loans have an average general CECL reserve of 1.3% Totals may not foot due to rounding.

Real Estate Owned

- Hotel Portfolio: most significant REO contributor to distributable earnings
- Mixed-Use Property: executed sale of two additional floors of office space, resulting in gross proceeds of $13.8 million; in October 2025, executed sale of signage component, resulting in gross proceeds of $12.2 million

			Multifamily Properties [A]			
($ amounts in millions, except asset basis)	**Hotel Portfolio**	**Mixed-Use Property**	**Multifamily 1**	**Multifamily 2**	**Multifamily 3 [B]**	**Multifamily 4**
Acquisition Date	February 2021	June 2023	May 2025	June 2025	July 2025	July 2025
Location	New York, NY	New York, NY	Phoenix, AZ	Henderson, NV	Dallas, TX	Dallas, TX
Carrying Value [20]	$320.7	$104.2	$42.1	$78.2	$109.9	$25.2
Units / Keys / NSF	1,087	34K (Office), 31K (Retail), Signage [C]	206	376	239 & 316 (555 Total)	370
Asset Basis	$295,000 / Key	- [D]	$204,000 / Unit	$208,000 / Unit	$198,000 / Unit	$68,000 / Unit
Debt Outstanding	$235.0	-	$32.6	$62.7	$77.4	$25.6
Net Equity	$85.7	$104.2	$9.5	$15.5	$32.5	($0.4)
Strategy	Continue to evaluate market conditions for eventual asset sale	Commercial condominiumization, pursuing unit sales	Improve operating performance for eventual asset sale	Evaluating monetization	Evaluating partial monetization	Improve operating performance for eventual asset sale

See Endnotes in the Appendix.
A. Assets are financed through a repurchase agreement and are cross collateralized.
B. Comprised of two multifamily properties which previously served as the collateral for one loan.
C. Signage component sold in October 2025.
D. Not determinable as asset component includes signage.

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2025 EARNINGS SUPPLEMENT PAGE 12

During the quarter, net financings outstanding decreased by $376 million, including $52 million of deleveraging Year-to-date, net financings outstanding decreased by $1.4 billion, including $317 million of deleveraging $198 million of our repurchase agreement financings at quarter end are secured by our multifamily real estate owned assets Financing Activity $(376) Net Change in UPB Q3 2025 – Financing Activity ($ in millions) UPB 6/30/25 Advances Repayments UPB 9/30/25 Totals may not foot due to rounding.

Financing Mix and Leverage Total financing capacity of $6.0 billion, decrease from $6.1 billion at June 30, 2025 Total financing UPB of $3.7 billion, decrease from $4.0 billion at June 30, 2025 Unused capacity of $2.3 billion, increase from $2.1 billion at June 30, 2025 Net debt / equity ratio of 1.9x, decrease from 2.2x at June 30, 2025 7 Total leverage ratio of 2.4x, decrease from 2.6x at June 30, 2025 8 $ amounts in millions Capacity UPB Weighted Average Spread 21 Repurchase agreements and term participation facility $4,855 $2,532 2.88% Asset specific financing $196 $177 3.22% Secured term loan $712 $712 4.50% Debt related to real estate owned hotel portfolio $235 $235 3.18% Total as of September 30, 2025 $5,998 $3,656 3.23% Financing Balances and Weighted Average Spreads Leverage Ratios 7, 8 See Endnotes in the Appendix.

Appendix A The properties above are not representative of all transactions.

Watchlist Loans

CMTG | CLAROS MORTGAGE TRUST

CMTG Watchlist Loan Summary as of September 30, 2025 *($ amounts in millions, except loan basis)*

Loan	Carrying Value [4]	Unpaid Principal Balance	Loan Commitment [12]	Origination Date	Property Type	Location	Loan Basis (Commitment/CV) [A]	Risk Rating
Loan 1	$366.8	$402.3	$405.0	12/16/2021	Multifamily	CA	$1,473,092 / Unit	5
Loan 9	120.1	156.7	156.7	1/9/2018	Land	VA	$159 / SF	5
Loan 13	121.0	136.4	151.7	4/26/2022	Multifamily	TX	$116,683 / Unit	5
Loan 19	88.2	111.5	123.9	2/13/2020	Office	CA	$423 / SF	5
Loan 28	48.8	76.3	83.9	12/22/2021	Multifamily	TX	$75,077 / Unit	5
Loan 31	39.7	67.9	81.2	8/27/2021	Office	GA	$114 / SF	5
Loan 36	22.4	25.3	28.5	2/17/2022	Multifamily	TX	$96,552 / Unit	5
Loan 37	1.6	1.6	1.6	7/1/2019	Other	Other	n/a	5
Loan 4	220.2	220.2	319.9	9/26/2019	Office	GA	$294 / SF	4
Loan 8	170.0	170.0	170.0	1/14/2022	Multifamily	CO	$373,626 / Unit	4
Loan 10	155.0	155.0	160.0	9/8/2022	Multifamily	AZ	$484,848 / Unit	4
Loan 11	150.0	150.0	150.0	2/28/2019	Office	CT	$190 / SF	4
Loan 23	94.8	95.2	97.0	8/2/2021	Office	CA	$299 / SF	4
Loan 24	88.2	87.7	87.7	12/21/2018	Land	NY	$235 / SF	4
Loan 26	78.5	78.5	115.3	8/1/2022	Hospitality	NY	$341,197 / Key	4
Loan 30	71.1	71.3	90.0	2/2/2022	Office	WA	$618 / SF	4
Loan 32	67.0	67.0	67.0	7/31/2019	Land	NY	$93 / SF	4

A. For risk rated 5 loans, based on carrying value net of specific CECL reserves. For risk rated 4 loans, based on whole loan commitment value.

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2025 EARNINGS SUPPLEMENT
PAGE 16

Portfolio Details

CMTG CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of September 30, 2025 *($ amounts in millions)*

Loan [10]	Carrying Value [4]	Unpaid Principal Balance	Loan Commitment [12]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 1	$366.8	$402.3	$405.0	12/16/2021	Multifamily	CA	Senior	-	5
Loan 2	231.4	230.0	230.0	7/12/2018	Hospitality	NY	Senior	-	3
Loan 3	225.5	224.9	227.0	6/30/2022	Hospitality	CA	Senior	-	3
Loan 4	220.2	220.2	319.9	9/26/2019	Office	GA	Senior	-	4
Loan 5	220.3	220.0	235.0	8/17/2022	Hospitality	CA	Senior	-	3
Loan 6	177.5	177.6	187.5	4/14/2022	Multifamily	MI	Senior	-	3
Loan 7	170.5	171.2	176.3	9/2/2022	Multifamily	UT	Senior	-	3
Loan 8	170.0	170.0	170.0	1/14/2022	Multifamily	CO	Senior	-	4
Loan 9	120.1	156.7	156.7	1/9/2018	Land	VA	Senior	-	5
Loan 10	155.0	155.0	160.0	9/8/2022	Multifamily	AZ	Senior	-	4
Loan 11	150.0	150.0	150.0	2/28/2019	Office	CT	Senior	-	4
Loan 12 [A]	136.4	136.5	136.5	12/30/2021	Multifamily	PA	Senior	-	3
Loan 13	121.0	136.4	151.7	4/26/2022	Multifamily	TX	Senior	-	5
Loan 14	130.0	130.0	130.0	12/10/2021	Multifamily	VA	Senior	-	3
Loan 15	126.5	126.5	126.5	6/17/2022	Multifamily	TX	Senior	-	3
Loan 16	124.9	125.0	125.0	12/9/2021	Office	IL	Subordinate	-	3
Loan 17	114.6	115.5	117.3	4/29/2019	Mixed-Use	NY	Senior	-	3
Loan 18	113.8	113.5	113.5	7/20/2021	Multifamily	IL	Senior	-	3

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2025 EARNINGS SUPPLEMENT PAGE 17

Portfolio Details CMTG Portfolio Details by Unpaid Principal Balance as of September 30, 2025 ($ amounts in millions)         Loan 10 Carrying Value 4 Unpaid Principal Balance Loan Commitment 12 Origination Date Property Type Location Loan Type Construction Risk Rating Loan 19 88.2 111.5 123.9 2/13/2020 Office CA Senior - 5 Loan 20 109.8 109.9 135.0 11/4/2022 Mixed-Use MA Senior Y 3 Loan 21 101.3 102.4 104.5 7/30/2024 Other NJ Senior - 3 Loan 22 95.0 95.3 112.1 12/21/2022 Multifamily WA Senior Y 3 Loan 23 94.8 95.2 97.0 8/2/2021 Office CA Senior - 4 Loan 24 88.2 87.7 87.7 12/21/2018 Land NY Senior - 4 Loan 25 86.0 86.0 86.0 12/15/2021 Mixed-Use TN Senior - 3 Loan 26 B 78.5 78.5 115.3 8/1/2022 Hospitality NY Senior Y 4 Loan 27 77.9 78.3 118.0 1/10/2022 Other PA Senior - 3 Loan 28 48.8 76.3 83.9 12/22/2021 Multifamily TX Senior - 5 Loan 29 75.5 75.6 75.6 7/27/2022 Multifamily UT Senior - 3 Loan 30 71.1 71.3 90.0 2/2/2022 Office WA Senior - 4 Loan 31 39.7 67.9 81.2 8/27/2021 Office GA Senior - 5 Loan 32 67.0 67.0 67.0 7/31/2019 Land NY Senior - 4 Loan 33 59.6 59.8 73.7 1/19/2022 Hospitality TN Senior - 3 Loan 34 37.3 37.3 37.3 4/5/2019 Other Other Senior - 3 Loan 35 30.0 30.0 30.0 4/5/2019 Other NY Senior - 3 Loan 36 22.4 25.3 28.5 2/17/2022 Multifamily TX Senior - 5

Portfolio Details CMTG Portfolio Details by Unpaid Principal Balance as of September 30, 2025 ($ amounts in millions)         Loan 10 Carrying Value 4 Unpaid Principal Balance Loan Commitment 12 Origination Date Property Type Location Loan Type Construction Risk Rating Loan 37 1.6 1.6 1.6 7/1/2019 Other Other Senior - 5 Total / Wtd. Avg. 9, 10 $4,347.3 $4,518.2 $4,866.0         7%   Loan Receivable, held-for-sale $28.1 Loan Receivable, Held-for-sale Total $28.1 Investment in unconsolidated joint venture B $42.2 Real Estate Owned, net – Hotel Portfolio 320.7 Real Estate Owned, net - Mixed Use 20 104.2 Real Estate Owned, net - Multifamily 20 255.3 Non-Loan Investment Total $722.4 Portfolio Total $5,097.8 See Endnotes in the Appendix. Totals may not foot due to rounding. A. Loan repaid in October 2025. B. Comprised of loans secured by the same property.

Consolidated Balance Sheets As of September 30, 2025 and June 30, 2025 ($ amounts in thousands) September 30, 2025 June 30, 2025 Assets Cash and cash equivalents $ 339,518 $ 209,204 Restricted cash 16,743 18,716 Loans receivable held-for-investment 4,515,170 5,207,518 Less: current expected credit loss reserve   (302,000)   (326,072) Loans receivable held-for-investment, net 4,213,170 4,881,446 Loans receivable held-for-sale 28,069 - Equity method investment 42,227 42,259 Real estate owned held-for-investment, net 661,608 218,503 Real estate owned held-for-sale - 307,020 Other assets 140,192 145,974 Total assets $ 5,441,527 $ 5,823,122 Liabilities and Equity Repurchase agreements $ 2,184,899 $ 2,440,057 Term participation facility 347,289 472,473 Notes payable, net 175,750 168,999 Secured term loan, net 707,678 708,378 Debt related to real estate owned hotel portfolio, net 230,284 229,577 Other liabilities 39,083 38,411 Management fee payable - affiliate 7,733 8,197 Total liabilities 3,692,716 4,066,092 Equity Common stock 1,402 1,398 Additional paid-in capital 2,750,589 2,749,284 Accumulated deficit (1,003,180) (993,652) Total equity   1,748,811   1,757,030 Total liabilities and equity $ 5,441,527 $ 5,823,122

Consolidated Statements of Operations For the Three Months Ended September 30, 2025 and June 30, 2025 Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) September 30, 2025 June 30, 2025 Revenue Interest and related income $ 88,904 $ 108,138 Less: interest and related expense   71,839   81,995 Net interest income   17,065   26,143 Revenue from real estate owned 29,009 25,489 Total net revenue   46,074   51,632 Expenses Management fees - affiliate 7,733 8,197 General and administrative expenses 4,812 5,036 Stock-based compensation expense 2,061 4,762 Real Estate Owned: Operating expenses 18,489 15,696 Interest expense 9,416 8,164 Depreciation and amortization   3,740   845 Total expenses   46,251   42,700 Unrealized loss on interest rate cap (71) - Gain (loss) on partial sales of real estate owned 2,006 (1,640) Loss from equity method investment (32) (24) Valuation adjustment for real estate owned held-for-sale 12,980 (313) Provision for current expected credit loss reserve (24,234) (189,489) Valuation adjustment for loan receivable held-for-sale - 827 Net loss $ (9,528) $ (181,707) Net loss per share of common stock: Basic and diluted $ (0.07) $ (1.30) Weighted-average shares of common stock outstanding: Basic and diluted   140,563,026   140,105,546

Reconciliation of GAAP Net Loss to Distributable (Loss) Earnings

CMTG CLAROS MORTGAGE TRUST

Distributable Earnings (Loss) Reconciliation	Q3 2025	Q2 2025	Q1 2025	2025 YTD
($ amounts in thousands, except share and per share data)				
Net loss	**$ (9,528)**	**$ (181,707)**	**$ (78,623)**	**$ (269,858)**
Adjustments:				
Non-cash stock-based compensation expense	2,061	4,762	5,074	11,897
Provision for current expected credit loss reserve	24,234	189,489	41,123	254,846
Depreciation and amortization expense	3,740	845	438	5,023
Amortization of above and below market lease values, net	258	334	354	946
Unrealized loss on interest rate cap	71	-	-	71
Loss on extinguishment of debt	-	-	547	547
Valuation adjustment for loan receivable held-for-sale	-	(827)	42,594	41,767
Valuation adjustment for real estate owned held-for-sale	(12,980)	313	49	(12,618)
(Gain) loss on partial sales of real estate owned	(2,006)	1,640	-	(366)
Distributable Earnings prior to realized gains and losses	**5,850**	**14,849**	**11,556**	**32,255**
Loss on extinguishment of debt	-	-	(547)	(547)
Principal charge-offs [A]	(42,325)	(120,817)	(46,653)	(209,795)
Valuation adjustment for real estate owned held-for-sale	12,980	(313)	(49)	12,618
Gain (loss) on partial sales of real estate owned	2,006	(1,640)	-	366
Previously recognized depreciation and amortization on portion of real estate owned [B]	(58)	(2,140)	-	(2,198)
Distributable Loss	**$ (21,547)**	**$ (110,061)**	**$ (35,693)**	**$ (167,301)**
Weighted average diluted shares - Distributable Loss	143,082,634	142,922,632	142,192,694	143,082,634
Diluted Distributable Earnings per share prior to realized gains and losses	**$ 0.04**	**$ 0.10**	**$ 0.08**	**$ 0.23**
Diluted Distributable Loss per share	**$ (0.15)**	**$ (0.77)**	**$ (0.25)**	**$ (1.17)**

Totals may not foot or cross-foot due to rounding. Refer to page 24 for definition of Distributable Earnings (Loss).

A. For the three months ended June 30, 2025, amount includes a $2.9 million charge off of accrued interest receivable related to the mortgage foreclosures on multifamily properties in July 2025. For the three months ended March 31, 2025, amount includes a $3.5 million charge off of accrued interest receivable and a $0.5 million charge-off of an exit fee related to the discounted payoff of a land loan.

B. Reflects previously recognized depreciation and amortization on the portions of our mixed-use real estate owned asset that were sold during the nine months ended September 30, 2025. Amount not previously recognized in Distributable Earnings (Loss).

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2025 EARNINGS SUPPLEMENT PAGE 22

Book Value per share Reconciliation September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 ($ amounts thousands except for per share data)         Total Equity $ 1,748,811 $ 1,757,030 $ 1,934,585 $ 2,008,086 Number of shares of common stock outstanding and RSUs 142,933,527 143,188,717 142,196,774 142,187,015 Book Value per share 22 $ 12.24 $ 12.27 $ 13.60 $ 14.12 Add back: accumulated depreciation and amortization on real estate owned and related lease intangibles 0.06 0.03 0.04 0.03 Add back: general CECL reserve 0.98 0.97 1.00 1.02 Adjusted Book Value per share $ 13.28 $ 13.27 $ 14.64 $ 15.17           Net Debt-to-Equity and Total Leverage Reconciliation September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 ($ amounts thousands except for per share data)         Asset specific debt $ 2,938,222 $ 3,311,106 $ 3,966,778 $ 4,179,372 Secured term loan, net 707,678 708,378 709,078 709,777 Total debt 3,645,900 4,019,484 4,675,856 4,889,149 Less: cash and cash equivalents (339,518) (209,204) (127,829) (99,075) Net Debt $ 3,306,382 $ 3,810,280 $ 4,548,027 $ 4,790,074 Total Equity $ 1,748,811 $ 1,757,030 $ 1,934,585 $ 2,008,086 Net Debt-to-Equity Ratio 1.9x 2.2x 2.4x 2.4x Non-consolidated senior loans $ 830,000 $ 830,000 $ 830,000 $ 830,000 Total Leverage $ 4,136,382 $ 4,640,280 $ 5,378,027 $ 5,620,074 Total Leverage Ratio 2.4x 2.6x 2.8x 2.8x Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations See Endnotes in the Appendix.

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements. No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person. Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which such gains and losses include charge-offs of principal, accrued interest receivable, and/or exit fees as the Company believes this more easily allows the Board, Manager, and investors to compare the Company’s operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, the Company uses Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees the Company pays our Manager. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of cash flows from operating activities, a measure of liquidity or an indication of funds available for cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Company’s Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal, accrued interest receivable, and/or exit fees are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when we acquire title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. In determining Distributable Earnings (Loss) per share and Distributable Earnings per share prior to realized gains and losses, the dilutive effect of unvested RSUs is considered. The weighted average diluted shares outstanding used for Distributable Earnings (Loss) and Distributable Earnings per share prior to realized gains and losses have been adjusted from weighted average diluted shares under GAAP to include weighted average unvested RSUs.

Important Notices (cont’d) Adjusted Book Value Per Share Adjusted Book Value per Share is a non-GAAP financial measure. We believe that presenting book value per share adjusted for our general current expected credit loss reserve and accumulated depreciation and amortization on our real estate owned held-for-investment is useful for investors as it enhances the comparability to our peers who may not hold real estate investments. Further, we believe that our investors and lenders consider book value excluding these items as an important metric related to our overall capitalization. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV and/or origination. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; the timing of cash flows, if any, from our investments; the state of the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government policies; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with financial covenants under our financing arrangements; current and prospective financing costs and advance rates for our existing and target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and our borrowers operate in; the impact of a protracted decline in the liquidity of capital markets on our business; the state of the regional, national, and global banking systems; the uncertainty surrounding the strength of the national and global economies; the return on or impact of current and future investments, including our loan portfolio and real estate owned assets; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the market value of our investments; effects of hedging instruments on our existing and target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our existing and target assets and related impairment charges, including as it relates to our real estate owned assets; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; the risk of securities class action litigation or stockholder activism; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East and North Africa more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on CMTG’s beliefs, assumptions and expectations of CMTG’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to CMTG. If a change occurs, CMTG’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for CMTG to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes

CMTG | CLAROS MORTGAGE TRUST

1. Refer to page 22 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings prior to realized gains and losses.
2. Refer to page 8 for further discussion of loan resolution activity.
3. Refer to pages 10 and 11 for further discussion of risk rated 4 and 5 loans.
4. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable.
5. Based on total loan commitments.
6. Total Liquidity includes cash and approved and undrawn credit capacity based on existing collateral.
7. Net Debt / Equity Ratio is a non-GAAP measure and is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Refer to page 23 for a reconciliation of Net Debt / Equity Ratio. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs.
8. Total Leverage Ratio is a non-GAAP measure and is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Refer to page 23 for a reconciliation of Total Leverage Ratio. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs.
9. Excludes our real estate owned (REO) investments, unless otherwise noted.
10. Excludes loans receivable held-for-sale.
11. See Important Notices beginning on page 24 for additional information on this metric.
12. Loan commitment represents principal outstanding plus remaining unfunded loan commitments.
13. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of September 30, 2025. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%.
14. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.
15. At September 30, 2025, mixed-use comprises of 2% office, 1% multifamily, 1% retail, and 1% hospitality. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.
16. At September 30, 2025, we had unfunded loan commitments of $348 million and $191 million of in-place or expected financing, excluding $13 million of approved and undrawn credit capacity based on existing collateral, resulting in net unfunded loan commitments of $105 million.
17. Not expected to fund is comprised of unfunded loan commitments relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans.
18. See page 7 for book value bridge.
19. Reflects loan for which no specific reserve is recorded as amounts deemed uncollectible have been charged-off as of September 30, 2025.
20. Carrying value includes lease related intangible assets and liabilities, if applicable, included in other assets and other liabilities on the Company's consolidated balance sheets.
21. Weighted average spreads exclude SOFR floors and is based upon unpaid principal balance.
22. Total carrying value includes acquired lease intangibles, net of accumulated depreciation and amortization.
23. Calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

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